UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE BANK OF KENTUCKY FINANCIAL CORPORATION

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(859) 371-2340

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 21, 2011

Notice is hereby given that the Annual Meeting of Stockholders of The Bank of Kentucky Financial Corporation (“BKFC”) will be held at the Bank of Kentucky Operations Center, 7900 Tanners Gate Lane, Florence, Kentucky 41042, on April 21, 2011, at 5:00 p.m., Eastern Daylight Saving Time (the “Annual Meeting”), for the following purposes:

(1)	To elect ten directors of BKFC for terms expiring in 2012;

(2)	To ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm of BKFC for the current fiscal year;

(3)	To approve a non-binding, advisory proposal on the compensation of BKFC’s executive officers; and

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Enclosed with this Notice is a Proxy Statement, Proxy Card and business reply postage-paid envelope (collectively, “Proxy Materials”). The foregoing matters are described in more detail in the enclosed Proxy Statement.

Important notice regarding the availability of Proxy Materials for the Annual Meeting of Stockholders: This Proxy Statement and Proxy Card are available on our website at www.bankofky.com under the “Investor Relations” link by clicking “SEC Filings” or by going directly to https://www.bankofky.com/investor-relations/annual-report.aspx

Only stockholders of BKFC of record at the close of business on March 4, 2011, will be entitled to receive notice of and to vote at the Annual Meeting.

BKFC’s Proxy Statement accompanies this notice of the Annual Meeting. Financial and other information about BKFC is contained in the enclosed Annual Report to Stockholders for the fiscal year ended December 31, 2010.

You are cordially invited to attend the meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to sign, date and promptly return the enclosed proxy so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting. Any stockholder who executes such a proxy may revoke it at any time before it is exercised.

By Order of the Board of Directors

Herbert H. Works, Secretary

Crestview Hills, Kentucky

March 18, 2011

THE BANK OF KENTUCKY FINANCIAL CORPORATION

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(859) 371-2340

PROXY STATEMENT

The Board of Directors of The Bank of Kentucky Financial Corporation, a Kentucky corporation (“BKFC”), is soliciting your proxy on the proxy card enclosed with this Proxy Statement. Your proxy will be voted at the 2011 Annual Meeting of Stockholders of BKFC to be held at the Bank of Kentucky Operations Center, 7900 Tanners Gate Lane, Florence, Kentucky 41042, on April 21, 2011, at 5:00 p.m., Eastern Daylight Saving Time, and at any adjournment or postponement thereof (the “Annual Meeting”). The shares represented by the proxies received, properly dated and executed and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders. A proxy may be revoked at any time before it is exercised by:

•	delivering a written notice of revocation to BKFC, Attention: Secretary;

•	delivering a duly executed proxy bearing a later date to BKFC; or

•	attending the Annual Meeting and voting in person.

Proxies may be solicited by the directors, officers and other employees of BKFC in person or by telephone, telecopy, telegraph or mail without additional compensation. The cost of soliciting proxies will be borne by BKFC.

This Proxy Statement is first being mailed to stockholders of BKFC on or about March 18, 2011. This Proxy Statement and a sample of the form of proxy card sent to stockholders by BKFC are available at: https://www.bankofky.com/investor-relations/annual-report.aspx

VOTING SECURITIES

Only stockholders of record as of 5:00 p.m., Eastern Daylight Saving Time on March 4, 2011, which is the “Record Date,” will be entitled to vote at the Annual Meeting and will be entitled to cast one vote for each common share of BKFC (“Share”) owned. BKFC’s records disclose that, as of the Record Date, there were 7,432,295 votes entitled to be cast at the Annual Meeting. Holders of BKFC’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”) are not entitled to vote the shares of Series A Preferred Stock.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election (the “Inspector”) with the assistance of BKFC’s transfer agent. The Inspector will also determine whether or not a quorum is present. The presence, in person or by proxy, of a majority of the issued and outstanding Shares entitled to vote at the Annual Meeting is necessary to establish a quorum at the Annual Meeting. Abstentions and broker non-votes (“Non-Votes”) will be counted by the Inspector for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting. Abstentions occur when the authority to vote on any particular matter submitted to the stockholders for a vote is withheld. Non-Votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others. Generally, this would occur when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the ratification of the independent registered public accounting firm, but not on non-routine matters. Brokers are not permitted to vote on the election of directors without instructions from their customers.

Each properly executed proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

FOR the election of Charles M. Berger, John S. Cain, Rodney S. Cain, Harry J. Humpert, Barry G. Kienzle, John E. Miracle, Mary Sue Rudicill, Ruth M. Seligman-Doering, Herbert H. Works and Robert W. Zapp as directors of BKFC for terms expiring in 2012;

FOR the ratification of the selection of Crowe Horwath LLP (formerly known as Crowe Chizek and Company LLC) (“Crowe Horwath”) as the independent registered public accounting firm of BKFC for the current fiscal year; and

FOR the approval of the non-binding, advisory proposal on the compensation of BKFC’s executive officers.

The Board of Directors recommends a vote “FOR” each of these proposals.

VOTE REQUIRED

Election of Directors

At the Annual Meeting, ten directors are to be elected for terms expiring in 2012. The ten nominees receiving the greatest number of votes will be elected as directors of BKFC for terms expiring in 2012. Broker Non-Votes and abstentions are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy. Because the election of directors has been determined to be a “non-routine” matter, the ability of your bank or broker to vote a Non-Vote in the election of directors on a discretionary basis is not permitted. Thus, if you hold your Shares in street name and you do not instruct your bank or broker how to vote in the election of directors, your Shares will be considered Non-Votes and no votes will be cast on your behalf with respect to the election of directors.

Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Horwath as the independent registered public accounting firm of BKFC for the current fiscal year. An abstention is not counted toward the ratification of the selection of Crowe Horwath as the independent registered public accounting firm, and the effect of an abstention is the same as a vote “against” the ratification. With respect to Non-Votes relating to the ratification of the selection of Crowe Horwath as the independent registered public accounting firm, such person’s Shares will be voted FOR the ratification of the selection of Crowe Horwath as the independent registered public accounting firm and will not be considered Non-Votes, because the ratification of auditors has been determined to be a “routine” matter upon which your bank or broker has the authority to vote uninstructed Shares.

Advisory Vote on Executive Compensation

The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting is necessary to approve a non-binding, advisory proposal regarding the compensation of BKFC’s executive officers. Non-Votes and abstentions are not counted toward the non-binding, advisory proposal regarding the compensation of BKFC’s executive officers. Thus, the effect of an abstention or a Non-Vote is the same as an “against” vote.

CORPORATE GOVERNANCE

BKFC periodically reviews its corporate governance policies and procedures to ensure that it reports results with accuracy and transparency and maintains compliance with the laws, rules and regulations that govern the operation of BKFC and its wholly-owned subsidiary, the Bank of Kentucky, Inc. (the “Bank”). As part of this periodic corporate governance review, the Board of Directors reviews and adopts corporate governance policies and practices for BKFC, as appropriate.

Code of Ethics

All BKFC and Bank employees, including BKFC’s principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions, are required to abide by the Bank’s Code of Ethics (the “Code of Ethics”). Accordingly, BKFC does not maintain a separate code of ethics applicable solely to its principal executive officer, principal financial officer and/or its principal accounting officer or persons performing similar functions. The BKFC Board of Directors believes that this Code of Ethics substantially conforms to the code of ethics required by the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Code of Ethics requires that the Bank’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Bank’s best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

BKFC will provide a copy of the Code of Ethics without charge to any person upon written request to BKFC at its principal executive office at 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017, Attention: President.

The Board of Directors - Leadership Structure

BKFC’s leadership structure is currently organized such that the positions of Chairman of the Board of Directors and the President and CEO (the principal executive officer of BKFC) of BKFC are filled by two different persons (currently Mr. Rodney Cain and Mr. Robert W. Zapp, respectively). Under BKFC’s Bylaws, the Chairman of the Board presides at all meetings of the stockholders and of the Board of Directors and is authorized to sign records thereof. In contrast, under BKFC’s Bylaws, the President and CEO’s actions remain subject to the control of the Board of Directors. The President and CEO’s duties include general supervision and control of all of the business and affairs of BKFC, as well as the authority to sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed (unless the Board of Directors expressly designates otherwise). However, in the absence of the Chairman of the Board, the President and CEO is authorized to perform all of the duties of the Chairman of the Board. While BKFC’s Bylaws do not expressly prohibit the same person from serving as both Chairman of the Board and President and CEO, BKFC has historically filled such positions with two different persons. Although Mr. Rodney Cain is a significant stockholder of BKFC, owning approximately 11.4% of the outstanding Shares of BKFC, the Board believes that in his capacity as Chairman he is able to provide sufficient oversight of BKFC management, enabling the President and CEO to focus on leading the day-to-day operations of BKFC and allowing the Chairman to lead the entire Board in overall strategy decisions and corporate governance.

The Board of Directors - Risk Management

Oversight of risk management is central to the role of the Board of Directors. Currently, BKFC’s Audit Committee has primary responsibility for overseeing BKFC’s risk management processes, including those relating to litigation and compliance risk, on behalf of the full Board of Directors. The Audit Committee evaluates BKFC’s risk assessment and risk management policies and inquires about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks. The Compensation Committee is chiefly responsible for compensation-related risks. The report of the Compensation Committee is set forth in this Proxy Statement under the heading “Compensation Committee Report on Executive and Employee Compensation” below. The committees also receive regular reports from management regarding BKFC’s risks and report regularly to the full Board of Directors concerning risk. In accordance with applicable SEC rules, the Compensation Committee conducts a risk based assessment of the BKFC compensation plans, policies and practices to determine whether such plans, policies and practices create risks that are reasonably likely to have a material adverse effect on BKFC. Based on this assessment, the Compensation Committee has concluded that the BKFC compensation plans, policies and practices do not create risks that are reasonably likely to have a material adverse effect on BKFC. As part of its assessment, the Compensation Committee evaluated BKFC’s compensation plans and programs to determine their propensity to cause undue risk taking by employees, including senior executive officers, relative to the level of risk associated with BKFC’s business model and operations. The Compensation Committee believes that BKFC does not use highly leveraged short-term incentives that encourage high risk behavior at the expense or detriment of long-term value and which are reasonably likely to create a material adverse effect. The Compensation Committee completed its assessment in 2010 as part of its obligation to oversee the compensation risk assessment process for BKFC.

The Board of Directors - Independence

The Board of Directors has determined that each director other than Messrs. Rodney Cain and Robert Zapp are independent within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market (“NASDAQ”). In making this determination, the Board of Directors was aware of and considered the loan and deposit relationships with directors and their related interests which the Bank enters into in the ordinary course of its business, and the lease and other arrangements which are disclosed under “Certain Relationships and Related Transactions” in this Proxy Statement.

Meetings and Committees of the Board of Directors

The Board of Directors of BKFC met 14 times for regularly scheduled and special meetings during the fiscal year ended December 31, 2010. The Board of Directors of the Bank also met 12 times for regularly scheduled and special meetings during the fiscal year ended December 31, 2010. Each director attended at least 75% of the aggregate of the total meetings of the Boards of Directors and the total meetings of the committees on which he or she served.

Compensation Committee

The Compensation Committee of BKFC consisted of Dr. Miracle, Mr. Works and Ms. Rudicill in 2010, each of whom was “independent” as that term is defined in NASDAQ Rule 5605(a)(2). The Compensation Committee met 5 times in 2010. The Compensation Committee has a written charter, which was filed with the Proxy Statement for the year-ended December 31, 2009. The Compensation Committee of BKFC also serves as the Compensation Committee for the Bank.

The Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation, options and incentive compensation awards and plans, and other forms of compensation for the President and Chief Executive Officer (“CEO”) and the Treasurer and Assistant Secretary as described in this Proxy Statement. The Compensation Committee makes its recommendations to the Board of Directors, which has final approval of the compensation package for the President and CEO and the Treasurer and Assistant Secretary. Further, the President and CEO makes recommendations to the Compensation Committee regarding the compensation of the Treasurer and Assistant Secretary, subject to the Board of Directors’ final approval of the compensation package for the Treasurer and Assistant Secretary. Mr. Rodney Cain and Mr. Works are members of the Board of Directors and receive no compensation for serving as officers of BKFC, but receive the same compensation as other members of the Board of Directors. To date, no compensation consultant has been engaged by the Compensation Committee, Board of Directors or management to assist with establishing executive compensation. The Compensation Committee also prepares the Compensation Committee Report for inclusion in the BKFC Proxy Statement. The report of the Compensation Committee is set forth in this Proxy Statement under the heading “Compensation Committee Report on Executive and Employee Compensation.”

BKFC has participated in the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) established by the United States Department of the Treasury (“Treasury Department”) as part of the Emergency Economic Stabilization Act of 2008 (“EESA”). On February 13, 2009, BKFC issued and sold to the Treasury Department shares of Series A Preferred Stock, of which only half remain outstanding, and a warrant to purchase a certain amount of common stock. As a CPP participant, during the TARP period, the Compensation Committee has an obligation under the EESA to undertake certain risk assessment reviews of the incentive compensation of BKFC’s “senior executive officers” as determined under the CPP. Such obligations and other executive compensation requirements are described in more detail under the heading “Compensation Discussion and Analysis—BKFC’s Participation in the CPP.”

Audit Committee

The Audit Committee of BKFC consisted of Messrs. Humpert and Kienzle and Ms. Rudicill in 2010, each of whom was “independent” as that term is defined in NASDAQ Rule 5605(a)(2) and met the criteria for independence set forth in Rule 10A-3 of the Exchange Act of 1934, as amended. The Board has determined that each Audit Committee member is financially literate and has determined that Mr. Kienzle is an “audit committee financial expert” as defined under SEC rules and regulations by virtue of his background and experience, as described in his biography under the heading “Proposal No. 1: Election of Directors.” The Audit Committee met 16 times in 2010. The Audit Committee of BKFC also serves as the Audit Committee for the Bank. The responsibilities of the Audit Committee include the following:

•	retaining an independent registered public accounting firm to conduct the annual audit of BKFC’s consolidated financial statements and internal control over financial reporting;

•	reviewing the proposed scope of the audits of the independent registered public accounting firm and BKFC’s internal auditors;

•	reviewing the results of the audits performed by the independent registered public accounting firm and BKFC’s internal auditors;

•	reviewing BKFC’s accounting and financial controls with the independent registered public accounting firm and BKFC’s internal audit, financial and accounting staff;

•	overseeing the accounting and financial reporting processes of BKFC and its subsidiary;

•	instituting procedures for the receipt, retention and treatment of complaints received by BKFC regarding accounting, internal accounting controls or auditing matters; and

•	assisting the Board of Directors in the oversight of:

•	the integrity of BKFC’s consolidated financial statements and the effectiveness of BKFC’s internal control over financial reporting;

•	the performance of BKFC’s independent registered public accounting firm and internal auditors;

•	the independent registered public accounting firm’s and internal auditors’ qualifications and independence; and

•	the legal compliance and ethics programs established by management and the full Board.

The Audit Committee will also carry out any other responsibilities delegated to the Audit Committee by the full Board of Directors. The report of the Audit Committee required by the rules of the SEC is included in this Proxy Statement. See “Proposal No. 2: Ratification of Independent Registered Public Accounting Firm— Audit Committee Report.”

Director Nomination Process

The Board of Directors of BKFC currently does not have a committee performing the function of a nominating committee. As a result, there is no written charter for a nominating committee. However, the nominating process and the selection of persons to serve as members of the Board of Directors is carried out in accordance with NASDAQ listing standards and certain director nomination procedures adopted by the Board of Directors in September 2008. These procedures require that the independent members of the Board of Directors (the “Independent Directors”) evaluate the desirability of and recommend to the full Board of Directors any changes in the size and composition of the Board of Directors. The Independent Directors also have responsibility for considering director membership qualifications and, after evaluating potential director candidates, including incumbent directors, submitting to the entire Board of Directors the director candidates to be recommended for election at the next annual meeting of stockholders, in accordance with certain general and specific considerations described below.

The Board of Directors of BKFC believes it is appropriate for BKFC not to have a standing nominating committee because eight of the ten members of the Board of Directors are “independent” within the meaning of NASDAQ Rule 5605(a)(2). The Board of Directors believes that, given that such a high percentage of the directors are independent, allowing the Independent Directors to make recommendations on director nominations does not permit the management directors to exercise undue control over the director nomination process. Moreover, the Board of Directors believes that all of the directors, including the management directors, have significant expertise in the operations and needs of BKFC and its Board of Directors, and have valuable insights to offer regarding the value that qualified directors can bring to BKFC.

In its deliberations, the Independent Directors consider, among other things, the candidate’s judgment, skill, experience with other organizations of comparable purpose, complexity and size, as well as demonstrated leadership skills, the need for independence, and involvement in community, business and civic affairs. While the Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominee candidates, the nomination procedures adopted by the Board of Directors requires that the Independent Directors evaluate a broad array of criteria, as well as the overall mix of such criteria, when considering director nominees. The Board considers a wide range of viewpoints, backgrounds, skills and experience in identifying director nominee candidates.

Any nominee for director chosen by the Board of Directors, upon the recommendation of the Independent Directors, must be highly qualified with regard to some or all the attributes listed above. In searching for qualified director candidates to fill vacancies, the Board of Directors solicits its then current directors for the names of potential qualified candidates. Moreover, the Board of Directors may ask its directors to pursue their own business contacts for the names of potential qualified candidates. The Independent Directors would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as director of BKFC.

BKFC’s By-Laws set forth procedures that must be followed by stockholders seeking to make nominations for directors. In accordance with Section 3.3 of the By-Laws, nominees for election as directors may be proposed only by the directors or by a stockholder entitled to vote for directors if such stockholder has submitted a written nomination to the Secretary of BKFC by the later of the November 30th immediately preceding the annual meeting of stockholders or the sixtieth day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors (unless the annual meeting is not held on or before the thirty-first day following such anniversary, in which case such written notice must be submitted no later than the close of business on the seventh day following the day on which the notice of the annual meeting is mailed to stockholders). Each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of Shares owned either beneficially or of record by each such nominee and the length of time such Shares have been owned. In the event a stockholder has submitted a proposed nominee, the Board would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Board of Directors would evaluate nominees for director recommended by the Board of Directors.

Compensation Committee Interlocks and Insider Participation

Dr. Miracle, Mr. Works and Ms. Rudicill serve on the Compensation Committee. None of the members of the Compensation Committee are, or have been, an employee or officer of BKFC or the Bank. During fiscal year 2010, no member of the Compensation Committee had any relationship with BKFC or the Bank requiring disclosure under Item 404 of Regulation S-K. None of the executive officers serves on the board of directors or compensation committee of a company that has an executive officer serving on BKFC’s Board or Compensation Committee.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of BKFC’s Shares as of March 17, 2011 by:

•	any person who is known to BKFC to own beneficially more than 5% of BKFC’s Shares;

•	each of BKFC’s directors;

•

the Chief Executive Officer and Treasurer of BKFC (together, the “Named Executive Officers,” as there were no other “executive officers” as defined by SEC regulation who received a total annual compensation package in excess of $100,000 for fiscal year 2010); and

•	all current Named Executive Officers and directors as a group.

All Shares are owned with sole voting and investment power by each person listed, unless otherwise indicated by a footnote. The shares of common stock subject to options currently exercisable or exercisable within 60 days of March 17, 2011 are deemed outstanding for calculating the percentage of outstanding shares of the person holding those options, but are not deemed outstanding for calculating the percentage of any other person. The address of each beneficial owner is c/o BKFC, at 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017, unless otherwise indicated by footnote. As of March 17, 2011, there were 7,432,295 Shares outstanding, each share entitled to one vote.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Shares Outstanding
Directors & Executive Officers
Charles M. Berger	53,473	(1)	*
John S. Cain	76,046	(2)	1.02%
Rodney S. Cain	832,502	(3)	11.18%
Harry J. Humpert	47,614	(4)	*
Barry G. Kienzle	17,580	(5)	*
John E. Miracle	155,596	(6)	2.09%
Mary Sue Rudicill	86,430	(7)	1.16%
Ruth M. Seligman-Doering	117,842	(8)	1.58%
Herbert H. Works	45,365	(9)	*
Robert W. Zapp	221,406	(10)	2.96%
Martin J Gerrety	18,316	(11)	*

All directors, nominees and executive officers of BKFC as a group (10 persons)	1,672,170		22.07%

Beneficial Owners Holding More than 5%
The R.C. Durr Foundation Inc.(12)	550,000		7.40%
Wellington Management Company, LLP(13)	701,865		9.44%

*	Less than 1%
(1)	Includes 3,628 Shares held jointly by Mr. Berger and his spouse, 11,189 Shares held by Mr. Berger’s spouse, 15,000 Shares held by Berger-Collins L.L.C., of which Mr. Berger is the managing member, and 11,750 Shares that may be acquired upon the exercise of options.
(2)	Includes 29,605 Shares held in trusts for each of Mr. John Cain’s children and 38,366 held in joint tenancy with his wife. 6,340 shares are held as collateral for a loan from the Bank.
(3)	Includes 811,481 Shares owned jointly by Mr. Rodney Cain and his spouse and 11,750 Shares that may be acquired upon the exercise of options.
(4)	Includes 15,941 Shares owned by Mr. Humpert’s wife and 10,250 Shares that may be acquired upon the exercise of options.
(5)	Includes 3,785 Shares owned by Mr. Kienzle’s spouse and 6,000 Shares that may be acquired upon the exercise of options.
(6)	Includes 38,357 Shares owned by Dr. Miracle’s spouse, 5,725 Shares owned jointly by Dr. Miracle and his wife, 916 Shares owned by Dr. Miracle’s grandchild and 11,750 Shares that may be acquired upon the exercise of options.
(7)	Includes 10,740 Shares owned jointly by Ms. Rudicill and her spouse, 13,500 Shares owned by Belleview Sand and Gravel, Inc., of which Ms. Rudicill is Chairman and which is owned by Ms. Rudicill and her spouse, and 11,750 Shares that may be acquired upon the exercise of options.
(8)	Includes 105,992 Shares held in trust, of which Ms. Seligman-Doering is the trustee, and 11,750 Shares that may be acquired upon the exercise of options.
(9)	Includes 2,000 Shares owned by Boone-Kenton Lumber, of which Mr. Works is the President and owner, and 11,750 Shares that may be acquired upon the exercise of options.
(10)	Includes 43,715 Shares owned jointly by Mr. Zapp and his spouse, 2,748 Shares held by Mr. Zapp’s spouse as custodian for Mr. Zapp’s daughter, 43,052 Shares owned by Mr. Zapp’s spouse and 41,605 Shares that may be acquired upon the exercise of options.
(11)	Includes 3,366 Shares held by Mr. Gerrety’s spouse and 14,400 Shares that may be acquired upon the exercise of options.
(12)	This information is based on a Schedule 13G filed by The R.C. Durr Foundation Inc. (the “Foundation”) on February 8, 2011. The Foundation has sole voting power of all of the shares. The address of the Foundation is 541 Buttermilk Pike, Suite 544, Covington, Kentucky 41017.
(13)	This information is based on a Schedule 13G filed by Wellington Management Company, LLP (“Wellington Management”) on February 14, 2011. As of February 14, 2011, Wellington Management shared dispositive power over 701,865 of these Shares and shared voting power over 664,365 of these Shares. Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 701,865 Shares which are held of record by clients of Wellington Management. The address for Wellington Management is 280 Congress Street, Boston, MA 02210.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Ten directors, representing all of the current directors of BKFC, are to be elected at the Annual Meeting to serve until the annual meeting of stockholders in 2012 or until their respective successors are elected or appointed. The terms of all of BKFC’s directors will expire immediately prior to the election of directors at this Annual Meeting.

If any nominee is unable to stand for election, the proxies will be voted for such substitute as the Board of Directors recommends. As of the date of mailing this Proxy Statement, the Board of Directors knows of no reason why any nominee would be unable to serve if elected.

Information regarding the nominees for election and continuing directors is provided below. The age indicated for each individual is as of March 17, 2011. Unless otherwise stated, the indicated period of service as a director includes service as a director of the Bank. There are no family relationships among directors or executive officers of BKFC other than the relationship between John and Rodney Cain. John S. Cain, a member of the Board of Directors of both BKFC and the Bank, is the son of Rodney S. Cain, Chairman of the Board of Directors of both BKFC and the Bank.

Nominees for the Board of Directors

Name	Age	Position(s) Held
Charles M. Berger	58	Director
John S. Cain	47	Director
Rodney S. Cain	72	Chairman and Director
Harry J. Humpert	85	Director
Barry G. Kienzle	59	Director
John E. Miracle	68	Director
Mary Sue Rudicill	67	Director
Ruth M. Seligman-Doering	70	Director
Herbert H. Works	82	Secretary and Director
Robert W. Zapp	59	President, CEO and Director

Charles M. Berger has served as a director of both BKFC and the Bank since April 2002. He serves as a member of the Executive, Trust and IT Committees of the Bank. Since 1975, Mr. Berger has been employed by Chas. H. Bilz Insurance Agency, Inc., an independent insurance agency based in Covington, Kentucky that offers commercial and personal insurance products and solutions and employee benefits services, and has served as its President since 1994. In such capacity, Mr. Berger has extensive experience in the financial services industry, overseeing the day-to-day operations of the Chas. H. Blitz Insurance Agency and its 28 employees in representing national and regional insurance carriers in offering a variety of products and services. He received his Bachelor of Science degree in business from Northern Kentucky University in 1975. As a result of these and other professional experiences, the Board of Directors has concluded that Mr. Berger should serve as a director because of his general business, risk management, finance and accounting, compliance, corporate governance, and entrepreneurial experience, as well as his experience in the financial services industry and corporate management experience and skills.

John S. Cain has served as a director of both BKFC and the Bank since August 2010. Mr. John Cain is the President of Wiseway Supply, a privately held electrical, plumbing and lighting supplies company based in Florence, Kentucky, and, as President, has been responsible for the day-to-day operations and strategic decisions of the family business since 1994. Prior to that, Mr. John Cain was an internal auditor and financial analyst for Procter & Gamble Company. He obtained his undergraduate degree from the University of Kentucky in 1986 and received his Juris Doctor from Northern Kentucky University in 1993. Raised in Kentucky, Mr. John Cain is heavily involved in the community, contributing his talents to many local organizations. He currently serves as President of the Juvenile Diabetes Research Foundation, serves on the Board of Directors for Governor’s Scholars, is past Chair of the Northern Kentucky Chamber of Commerce and is a current member of Tri-County Economic Development Corporation. Mr. John Cain was chosen to be a director due to his community leadership, management skills and entrepreneurial experiences. Mr. John Cain brings to our board in-depth knowledge and experiences with various members of the community, his expertise on financial matters, as well as a perspective on making decisions necessary for growth and success.

Rodney S. Cain has served as a director of BKFC since its inception in 1994 and of the Bank since its inception in 1990. Mr. Rodney Cain is currently the Chairman of both BKFC and the Bank. From 1990 to 2003, Mr. Rodney Cain served as Secretary of both BKFC and the Bank. Since 1972, Mr. Rodney Cain has been employed as the Chairman of Wiseway Supply, a privately held company based in Florence, Kentucky that provides electrical, plumbing and lighting supplies to commercial and residential contractors throughout northern Kentucky and southwest Ohio. From 1996 through 1998, Mr. Rodney Cain served as Secretary of the Workforce Development Cabinet for the Commonwealth of Kentucky. Mr. Rodney Cain also served as Kenton county judge/executive from 1998 through 1999. Mr. Rodney Cain is also a past chairman of the Northern Kentucky Chamber of Commerce. As a result of these and other professional experiences, including the experience and skills acquired by Mr. Rodney Cain during his service in various management positions within BKFC, as well as his experience in the financial services industry, the Board of Directors has concluded that Mr. Rodney Cain should serve as a director because of his general business experience, risk management, corporate governance, and entrepreneurial skills, as well as his overall management skills and experience.

Harry J. Humpert has served as a director of BKFC and the Bank since 1995, is currently the Chair of the Community Reinvestment Act (“CRA”) Committee of the Bank, and serves as a member of the Executive and Audit Committees of the Bank and BKFC. Mr. Humpert is the President of Humpert Enterprises, Inc., a company that operates Klingenberg’s Hardware and Paint in Covington, Kentucky and has been employed by that company for the last 50 years. Mr. Humpert served as chairman of the board of directors of Burnett Savings Bank in Covington, Kentucky until the institution was purchased by the Bank of Kentucky in 1995. He received his Bachelor of Science degree in business administration from the University of Dayton. As a result of these and other professional experiences, the Board of Directors has concluded that Mr. Humpert should serve as a director because of his corporate management skills and experience, his experience in the financial services industry, as well as his general business, sales, good judgment and integrity, and entrepreneurial experience.

Barry G. Kienzle was appointed by the Board of Directors in February 2007, and is currently the Chair of the Audit Committee of both BKFC and the Bank. Since 1987 Mr. Kienzle has been employed as the Senior Vice President and Chief Financial Officer (“CFO”) of Paul Hemmer Companies, a real estate development and construction firm based in Fort Mitchell, Kentucky. Mr. Kienzle is also a member of the board of directors of the Paul Hemmer Company and serves as a director for affiliated entities Paul Hemmer Development Co. III and Paul Hemmer Development Co IV. Mr. Kienzle is a member of the Ohio Society of CPAs and the American Institute of CPAs, and maintains an inactive Ohio CPA license. As a result of these and other professional experiences, the Board of Directors has concluded that Mr. Kienzle should serve as a director because of his general business, finance and accounting, audit, compliance, corporate governance, and corporate management experience, as well as his experience in the real estate industry. Mr. Kienzle’s experience as a CFO provides him with an in-depth understanding of generally accepted accounting principles and the application of such principles to various accounting estimates, accruals and reserves.

John E. Miracle, D.M.D., has served as a director of BKFC since its inception in 1994 and of the Bank since 1991. He is currently a member of the Compensation Committee for BKFC, and the Trust Committee for the Bank. Dr. Miracle had a private dental practice for 30 years and retired from practice in September 1999. As a result of these and other professional experiences, the Board of Directors has concluded that Dr. Miracle should serve as a director because of his general business and entrepreneurial experience. Through his long-term service on the Board of Directors of BKFC and the Bank, Dr. Miracle brings to our Board an in-depth knowledge of the business of the Bank and BKFC.

Mary Sue Rudicill has served as a director of BKFC since its inception in 1994 and of the Bank since 1991 and is presently a member of the BKFC Audit and Compensation Committees. She is also a member of the Audit, CRA and Compliance Committees of the Bank. Ms. Rudicill has a background in accounting and finance, serving as an auditor and a member of the board of directors of Boone State Bank & Trust Company from 1971 to 1986. Ms. Rudicill is presently, and has served for the past 16 years as, the Chairperson of Belleview Sand and Gravel, Inc. and Gravelview Trucking Company, family owned businesses based in Burlington, Kentucky that supply sand, gravel, concrete, aggregates and masonry products throughout northern Kentucky. As Chairperson, Ms. Rudicill oversees all aspects of the business, finance and operations of Belleview Sand and Gravel, Inc. and Gravelview Trucking Company, which have a total of 20 employees. As a result of these and other professional experiences, including the experience and skills acquired by Ms. Rudicill during her long-term service on the boards of directors of financial services institutions, the Board of Directors has concluded that Ms. Rudicill should serve as a director because of her corporate management skills and experience, as well as her general business, sales, corporate governance, accounting and finance, audit, and entrepreneurial experience.

Ruth M. Seligman-Doering has served as a director of BKFC since its inception in 1994 and of the Bank since its inception in 1990 and is presently a member of the CRA, Trust and IT Committees of the Bank. Ms. Seligman-Doering is director of Charles Seligman Distributing Company, Inc., a family owned beverage wholesaler and distributor based in Walton, Kentucky and has also been its President and CEO since 1992, overseeing all aspects of its day-to-day operations and approximately 125 employees. As a result of these and other professional experiences, the Board of Directors has concluded that Ms. Seligman-Doering should serve as a director because of her corporate management skills and experience, as well as her general business, sales, corporate governance, and entrepreneurial experience.

Herbert H. Works has served as a director of BKFC since its inception in 1994 and a director of the Bank since 1992. Since 2003, Mr. Works has served as the Secretary of both BKFC and the Bank, and he currently serves as a member of the Executive and IT Committees of the Bank. Mr. Works is the President of Boone-Kenton Lumber Company, located in Erlanger, Kentucky, which provides lumber and related products and services for the building industry. Mr. Works has been employed by that company for the last 26 years where he has overseen all aspects of its business and operations. As a result of these and other professional experiences, including the experience and skills acquired by Mr. Works during his service as Secretary of BKFC, the Board of Directors has concluded that Mr. Works should serve as a director because of his general business, corporate management, sales, and entrepreneurial experience.

Robert W. Zapp has served as a director of BKFC since its inception in 1994 and a director of the Bank since its inception in 1990. Mr. Zapp is the President and CEO of the Bank and BKFC and has served in that capacity since each of their inceptions. Prior to that, Mr. Zapp was the President of Fifth Third Bank of Kenton County, formerly Security Bank, and resigned as President of such institution in order to participate in the organization of the Bank. Prior to that, Mr. Zapp served as the Executive Vice President over lending and on the board of directors for Boone State Bank in northern Kentucky. As a result of these and other professional experiences, including the experience and skills acquired by Mr. Zapp during his service in various management positions within BKFC and the Bank, as well as his extensive experience in the financial services industry, the Board of Directors has concluded that Mr. Zapp should serve as a director because of his general business, risk management, corporate governance, corporate management, bank regulatory and legal, and public company experience.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of all nominees named above.

PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Crowe Horwath as the independent registered public accounting firm of BKFC and the Bank for the current fiscal year. Crowe Horwath has been the auditor of BKFC since 1995. In the event that ratification of this selection of the independent registered public accounting firm is not approved by a majority of the Shares voting thereon, the Audit Committee will review its future selection of auditors.

Management expects that a representative of Crowe Horwath will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting is necessary to ratify the selection of Crowe Horwath as the independent registered public accounting firm of BKFC for the current fiscal year. The effect of an abstention or a Non-Vote is the same as an “against” vote. If, however, a stockholder has signed and dated a proxy in the form of the enclosed proxy, but has not voted on the ratification of the selection of Crowe Horwath as the independent registered public accounting firm by marking the appropriate box on the proxy, such person’s Shares will be voted FOR the ratification of the selection of Crowe Horwath as the independent registered public accounting firm and will not be considered Non-Votes.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the ratification of the selection of Crowe Horwath as the independent registered public accounting firm of BKFC for the current fiscal year.

Aggregate fees for professional services rendered for BKFC and the Bank by Crowe Horwath for the years ended December 31, 2010 and 2009 are described below. The Audit Committee charter adopted by the Board of Directors of BKFC establishes procedures with respect to the pre-approval by the Audit Committee of the engagement of accountants to render audit or non-audit services. The written charter of the Audit Committee was filed with the Proxy Statement for the year-ended December 31, 2009. All auditing services and non-audit services provided by Crowe Horwath for the years ended December 31, 2010 and 2009 have been approved by the Audit Committee.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the BKFC annual consolidated financial statements as of and for the years ended December 31, 2010 and 2009, the audit of management’s assertion on internal control over financial reporting as of December 31, 2010 and 2009, and the reviews of the financial statements included in the BKFC Quarterly Reports on Form 10-Q filed during the fiscal years ended December 31, 2010 and 2009 were $313,575 and $249,125, respectively, which were paid or expected to be paid to Crowe Horwath. The 2010 fees included the required Housing and Urban Development audit, procedures associated with BKFC’s underwritten common stock offering and the examiner review of Crowe Horwath working papers.

Audit-Related Fees

The aggregate fees billed to BKFC for assurance related services by Crowe Horwath for the fiscal years ended December 31, 2010 and 2009 were $12,750 and $0, respectively. The 2010 fees included assistance with an SEC comment letter and consultation related to acquisition accounting.

Tax Fees

The aggregate fees billed for tax services by Crowe Horwath for the fiscal years ended December 31, 2010 and 2009 were $500 and $0, respectively.

All Other Fees

The aggregate fees billed for professional services rendered by Crowe Horwath for all other products and services provided for the fiscal years ended December 31, 2010 and 2009 was $0.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing and reviewing the work of the independent registered public accounting firm and setting the independent registered public accounting firm’s compensation. In accordance with its charter, the Audit Committee reviews and pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm to BKFC or the Bank and ensures that the independent registered public accounting firm is not engaged to perform the specific non-audit services prohibited by law, rule or regulation. During the year ended December 31, 2010, all services were approved in advance by the Audit Committee in compliance with these procedures.

Audit Committee Report

BKFC’s management is responsible for BKFC’s internal control over financial reporting and for preparation of BKFC’s consolidated financial statements in accordance with generally accepted accounting principles. The independent registered public accounting firm is responsible for performing an independent audit of BKFC’s internal control over financial reporting and consolidated financial statements and issuing an opinion on the effectiveness of internal control over financial reporting and conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees BKFC’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that BKFC’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit

Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication With Audit Committees”), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the auditors’ independence from BKFC and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

The Audit Committee discussed with BKFC’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, their evaluation of BKFC’s consolidated financial statements and internal control over financial reporting, and the overall quality of BKFC’s financial reporting process and required communications discussed above.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of BKFC’s management, which has the primary responsibility for the financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of BKFC’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that BKFC’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of BKFC’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that BKFC’s independent auditors are in fact “independent.”

In reliance on the reviews and discussions referenced above, the Audit Committee recommends to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in BKFC’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC. Subject to stockholder ratification, the Audit Committee has selected BKFC’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Harry J. Humpert

Barry G. Kienzle

Mary Sue Rudicill

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The American Recovery and Reinvestment Act of 2009 (the “ARRA”), signed into law on February 17, 2009, includes a provision requiring CPP participants, during the period in which any obligation arising from assistance provided under the CPP remains outstanding, to permit a separate stockholder vote each year to approve the compensation of executives as disclosed pursuant to the compensation rules of the SEC. This requirement applies to any proxy, consent, or authorization for an annual or other meeting of the participant’s stockholders. Under this legislation, the stockholder vote is not binding on the board of directors of the CPP participant, and may not be construed as overruling any decision by the participant’s board of directors.

Therefore, stockholders are being given the opportunity to vote on a non-binding, advisory resolution at the Annual Meeting to approve BKFC’s executive compensation policies and procedures as described below under “Compensation Discussion and Analysis” and tabular disclosure of Named Executive Officer compensation as described below under “Executive Compensation.” This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to endorse or not endorse BKFC’s executive pay program.

The three-fold objective of BKFC’s compensation policies and procedures is to retain and reward experienced, highly qualified executives critical to BKFC’s long-term success and to link their success to that of BKFC. The Board of Directors believes that BKFC’s compensation policies and procedures achieve this objective.

Resolution to be Approved

The holders of a majority of the votes cast in person or by proxy at the Annual Meeting are asked to approve the following resolution:

“Resolved, that the stockholders approve the compensation of The Bank of Kentucky Financial Corporation’s executives as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

This is an advisory vote only, and neither BKFC nor the Board of Directors will be bound to take action based upon the outcome. The Compensation Committee will consider the vote of the stockholders when considering future executive compensation arrangements.

Required Vote

The affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting is necessary to approve the non-binding, advisory resolution relating to BKFC’s executive compensation policies and procedures. The effect of an abstention or a Non-Vote is the same as an “against” vote. If, however, a stockholder has signed and dated a proxy in the form of the enclosed proxy, but has not voted for the approval of the non-binding, advisory resolution relating to BKFC’s executive compensation policies and procedures by marking the appropriate box on the proxy, such person’s Shares will be voted FOR the approval of the non-binding, advisory resolution relating to BKFC’s executive compensation policies and procedures and will not be considered Non-Votes.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the non-binding, advisory resolution relating to BKFC’s executive compensation policies and procedures.

EXECUTIVE OFFICERS

The executive officers of BKFC as of the date of this Proxy Statement are listed below. All executive officers hold office until their successors are appointed. Executive officers are appointed annually by the Board of Directors.

Name	Age	Position
Rodney S. Cain	72	Chairman
Robert W. Zapp	59	President and Chief Executive Officer
Herbert H. Works	82	Secretary
Martin J. Gerrety	47	Treasurer and Assistant Secretary

Biographical information regarding each of these executive officers, except Mr. Gerrety, is set forth above, in “Proposal No. 1: Election of Directors.”

Martin J. Gerrety was Senior Vice President and Chief Financial Officer of Peoples Bank of Northern Kentucky from 1996 until 2002, where he oversaw all aspects of the finance and accounting functions as well as a staff of finance professionals. He has served as both Treasurer and Assistant Secretary of BKFC since May 2003, and as Senior Vice President, CFO of the Bank since 2002 until July of 2005, and as Executive Vice President, CFO of the Bank since July of 2005. In those capacities he is responsible for the financial reporting and accounting functions for both BKFC and the Bank. He received his Bachelor of Science degree from Northern Kentucky University in 1985 and his Masters of Business Administration from Xavier University in 1995.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains BKFC’s compensation philosophy, policies and practices with respect to the President and CEO, and Treasurer and Assistant Secretary, both of whom are referred to collectively as the “Named Executive Officers.”

Responsibility for Executive Compensation Program

The Compensation Committee of the Board of Directors is responsible for establishing compensation policies with respect to the President and CEO and the Treasurer and Assistant Secretary, whose compensation is listed in the “Executive Compensation—Summary Compensation Table” below, and overseeing their compensation. The Compensation Committee consults with the President and CEO in setting the compensation for BKFC’s Treasurer and Assistant Secretary.

Compensation Objectives

The Compensation Committee seeks to achieve three broad goals in connection with the compensation program and decisions regarding the President and CEO and the Treasurer and Assistant Secretary (the “Named Executive Officers”). First, the Compensation Committee structures the compensation program in a manner that the Compensation Committee believes will enable BKFC and the Bank to retain the Named Executive Officers. Second, the Compensation Committee establishes the compensation program for the Named Executive Officers to reward them for the achievement of business objectives of BKFC and the Bank. Finally, the compensation programs for the Named Executive Officers are intended to provide each respective officer with an equity interest in BKFC so as to link a portion of his compensation with the performance of BKFC’s common stock. However, so long as BKFC is participating in the CPP, certain limitations on the compensation of senior executive officers are applicable. See “Compensation Discussion and Analysis—BKFC’s Participation in the CPP.”

Neither BKFC nor the Bank have entered into employment agreements or separate change-of-control or severance agreements with the Named Executive Officers in connection with BKFC and the Bank’s compensation programs because BKFC does not favor treatment of the Named Executive Officers in those circumstances beyond that provided for employees generally.

Compensation Components

The key components of the compensation program for the Named Executive Officers consist of a base salary, a performance-based cash bonus plan and participation in various performance-based and other compensation plans, including BKFC’s 1997 and 2007 Stock Option Plans, Pension Plan, Contribution Plan and Insurance Plan, as further described below.

In determining annual base salary and performance-based compensation, such as cash bonuses, the Compensation Committee believes that establishing performance-based goals for the Bank provides an opportunity to align awards with performance. The base salaries for the Named Executive Officers are established from year to year by the Board of Directors, based on the recommendations of the Compensation Committee. Bonus compensation is determined as described below, although BKFC and its Named Executive Officers are subject to restrictions on bonus awards and other executive compensation arrangements as a result of BKFC’s participation in the CPP. Accordingly, no bonus awards were made to the Named Executive Officers for fiscal year 2010. The Compensation Committee’s review and recommendations to the Board of Directors with respect to the executive compensation of the Treasurer and Assistant Secretary reflects a departure from the methodology followed in prior years, whereby the President and CEO was solely responsible for evaluating and establishing compensation for the Treasurer and Assistant Secretary.

At the end of each calendar year, the Compensation Committee reviews the past year’s performance by the Named Executive Officers and also reviews any matters which may have occurred during the prior year that represented extraordinary services or accomplishments or any extraordinary matters which were beyond the Named Executive Officer’s control. Based upon the foregoing, the Compensation Committee formulates its recommendations pertaining to the Named Executive Officers and submits them for approval by the Board of Directors.

The key components of BKFC’s executive compensation program are set forth in greater detail below.

Base Salary. BKFC’s base salary program is designed to provide a competitive base salary to management and other employees. The salary levels of all employees, including the Named Executive Officers, are set to reflect the duties and levels of responsibilities inherent in the position and the competitive conditions in the banking business in BKFC’s market area. Comparative salaries paid by peer financial institutions are considered in establishing the salary for a given position. Particularly in determining the Named Executive Officers’ base salaries, the Compensation Committee utilizes surveys prepared by trade groups and other independent sources of salaries paid to executive officers of other bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other characteristics. The base salaries for the President and CEO and the Treasurer and Assistant Secretary are reviewed annually by the Compensation Committee, taking into account the competitive level of pay as reflected in the surveys consulted. In setting base salaries, the Compensation Committee also considers a number of factors relating to the individual, including individual performance, historic salary levels, general market conditions, job responsibilities, level of experience, ability and knowledge of the position and complexity of BKFC’s operations. These factors are considered in the aggregate and none of the factors are accorded a specific weight. See “Executive Compensation—Summary Compensation Table” for base salaries paid to the Named Executive Officers during the 2010 fiscal year.

Bonus Plan. BKFC’s bonus plan provides the Named Executive Officers with additional incentive to attain company-wide financial objectives and individual performance goals. For fiscal years 2004 through 2007, the Board of Directors established a variable cash bonus award of up to 49% of base salary for each such year, based upon the Bank’s achievement of levels of return on equity (“ROE”), return on assets (“ROA”) and asset growth. For 2008 and thereafter, subject to the right of the Board to make changes to the plan, the Board of Directors revised its criteria under the bonus plan. The criteria established for 2008 and thereafeter provide for potential bonus awards based upon the increase in BKFC’s diluted earnings per share as compared to the prior fiscal year. The minimum level of increase in diluted earnings per share under the bonus plan is 3%, corresponding to a possible discretionary bonus award of 5% of the Named Executive Officer’s base salary. The maximum level of increase in diluted earnings per share under the bonus plan is 15%, corresponding to a possible discretionary bonus award of 50% of the Named Executive Officer’s base salary. Varying levels of performance in-between these minimum and maximum levels establish possible discretionary bonus awards ranging from 5% and 50%. The Compensation Committee, in connection with its annual performance review of the Named Executive Officers, considers making discretionary bonus awards under this program in light of the foregoing criteria as well as the individual performance and other relevant factors.

While BKFC’s earnings per share increased by 30% as compared to fiscal year 2009, the Compensation Committee recommended to the Board of Directors awarding no bonus payments under the bonus plan applicable for 2010 in light of the limitations on the compensation of senior executive officers imposed by reason of BKFC’s participation in the CPP. As a result, no bonus awards were made to the Named Executive Officers for fiscal year 2010.

Long-Term Equity Incentive Compensation Program. BKFC’s long-term incentive compensation consists entirely of stock option awards to purchase shares of BKFC’s common stock. Both of BKFC’s 1997 Stock Option and Incentive Plan (the “1997 Stock Option Plan”) and 2007 Stock Option and Incentive Plan (the “2007 Stock Option Plan”), which were previously approved by stockholders, encourage directors, officers, managerial and key employees to focus on the long-term growth of BKFC and the Bank since the value of these awards depends on their performance and BKFC’s future stock value. The 1997 Stock Option Plan expired on March 21, 2007 and was replaced with the 2007 Stock Option Plan, which was adopted by the Board of Directors on March 16, 2007 upon the recommendation of the Compensation Committee, and approved by stockholders at BKFC’s 2007 Annual Meeting on April 20, 2007. Both plans were designed to be administered by a committee composed of members of the Board of Directors of BKFC (a “Stock Option Committee”). The Stock Option Committee determines the proportions and terms of stock option grants. In deciding to award options, the Stock Option Committee considers a number of factors, including the number of options outstanding or previously granted and the aggregate size of current awards. All stock options that have been granted have an exercise price equal to the fair market value of BKFC’s common stock at the time of grant and are exercisable within a 10-year period.

The 2007 Stock Option Plan provides that up to a maximum of 1,200,000 shares of BKFC’s common stock (subject to certain adjustments such as stock splits, stock dividends or recapitalizations) are available for issuance thereunder. Of these shares, options for up to 360,000 shares may be awarded to non-employee directors and non-employee officers, and options for up to 840,000 shares may be awarded to employees. No more than 25% of the shares subject to options may be awarded to any individual who is an employee of BKFC, no more than 5% of such shares may be awarded to any director or officer who is not an employee, and no more than 30% of such shares may be awarded to non-employee directors and non-employee officers in the aggregate. During fiscal year 2010, no options were awarded under the 2007 Stock Option Plan.

Retirement Benefits. BKFC’s 401(k) plan has proven to be an important retention tool for BKFC and the Bank. The 401(k) plan is a broad-based tax-qualified defined contribution plan that provides employees with valuable retirement benefits. Under the 401(k) plan, we provide participants with the opportunity to defer up to 15.5% of their compensation for retirement.

Effective September 1, 2003, the Bank’s Board of Directors adopted The Bank of Kentucky, Inc. Executive Private Pension Plan (the “Pension Plan”) to provide supplemental retirement income for eligible employees. The Pension Plan is a defined benefit pension plan which covers any person employed by the Bank who is determined by the Bank to be a member of management and who is designated as an eligible employee under the Pension Plan.

Eligible employees are entitled to receive a pension benefit of 30% of their “final average compensation” if employment is terminated on or after the date on which the eligible employee turns 65. The term “final average compensation” is defined to mean the annual adjusted compensation of a participant averaged over the five consecutive plan years from the date of participation which produces the highest annual average, provided that if the participant has less than five consecutive plan years of service, final average compensation will be based on adjusted compensation for those years of service from the date of employment to the date of termination. The benefits under the Plan shall be paid in the form of an immediate 15-year term annuity. There are currently 17 employees of the Bank who are considered to be eligible employees of the Pension Plan, all of whom participate in the Pension Plan, including Messrs. Zapp and Gerrety. On November 17, 2010, the Pension Plan was amended to add the definition of “separation from service” to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Other Compensation. Effective September 1, 2003, the Board of Directors of the Bank adopted an Executive Deferred Contribution Plan (the “Contribution Plan”) providing certain employees an opportunity to defer the receipt of compensation pursuant to Section 451 of the Code. The Contribution Plan is intended as an unfunded arrangement for the benefit of a select group of management employees. The Contribution Plan allows participants to defer a portion of their annual compensation into a deferred compensation account which is deemed to be invested among such categories of investments as may be made available under the Contribution Plan, with the participant’s account being credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments. On November 17, 2010, the Contribution Plan was amended to update the definitions of “disability” and “separation from service” to comply with Section 409A of the Code. Additionally, the Contribution Plan was amended to expand the securities to which a participant’s deferred compensation account may be directed to include common or preferred stock of BKFC or any affiliate. In connection with the amendments to the Contribution Plan, BKFC also created a nonqualified grantor trust, commonly known as a rabbi trust, the assets of which may be used to pay participants’ benefits in the Contribution Plan.

Employees are provided with coverage under medical, life insurance and disability plans on terms consistent with industry practice. Other coverage, such as dental insurance, is available to employees on a voluntary basis. Employees are provided with access to a flexible spending plan which allows employees to set aside pre-tax dollars to pay for certain benefits.

Effective September 1, 2003, the Board of Directors of the Bank adopted a Group Insurance Endorsement Plan (the “Insurance Plan”) to supplement insurance death protection to certain employees. The Insurance Plan provides a death benefit to the policy’s beneficiaries equal to two times such participant’s annual salary for the year of his or her death.

Detailed information regarding other compensation is provided in footnote 2 to the Summary Compensation Table below. In general, BKFC believes that perquisites should not constitute a consequential portion of any executive officer’s compensation.

Tax and Accounting Considerations

In consultation with advisors, the tax and accounting treatment of each of BKFC’s compensation programs is evaluated at the time of adoption and annually to ensure that we understand the financial impact of each program on BKFC. BKFC’s analysis includes a review of recently adopted and pending changes in tax and accounting requirements. During fiscal 2010, we continued to consider the implications of significant developments in the tax and accounting area.

Section 162(m) of the Code limits the Bank’s Federal income tax deduction for certain executive compensation in excess of $1 million paid to the Named Executive Officers. The $1 million deduction limit does not apply, however, to “performance-based compensation” as that term is defined in Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder. The Compensation Committee recognizes the possibility that if the amount of the base salary of a Named Executive Officer, and other compensation not described in the preceding paragraph, exceeds $1 million, it may not be fully deductible for Federal income tax purposes. The Compensation Committee will make a determination at any such time whether to authorize the payment of such amounts without regard to deductibility or whether the terms of such payment should be modified as to preserve any deduction otherwise available. Notwithstanding the foregoing, for so long as any Named Executive Officer is a “senior executive officer” within the meaning of the EESA, as implemented by guidance and/or regulations issued by the Treasury Department, BKFC’s annual federal tax deduction for compensation paid to each “senior executive officer” is limited to $500,000, with no exception for performance-based compensation. For additional information regarding the effect of EESA on BKFC’s compensatory arrangements, see “BKFC’s Participation in the CPP” below.

Stock Compensation Grant and Award Practices

The Stock Option Committee has been delegated the responsibility for making stock option grants to directors, officers and employees of BKFC and the Bank. The Stock Option Committee considers whether to make stock option grants on an annual basis, typically in conjunction with the annual review process for potential recipients. However, grants or awards may be made at other times during the year based on specific circumstances such as a new hire, a specific contractual commitment or a change in position or responsibility. The Stock Option Committee considers the recommendations of the Compensation Committee with respect to awards to the President and CEO and the Treasurer and Assistant Secretary, as well as additional guidance from the President and CEO with respect to awards contemplated for his subordinates (including the Treasurer and Assistant Secretary).

As a general matter, the Stock Option Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or the stock option exercise prices. Similarly, BKFC has never timed the release of material non-public information with the purpose or intent to affect the value of executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with respect to other events reportable under Federal securities laws, the applicable requirements of such laws with respect to timing of disclosure.

The exercise price for all of BKFC’s stock option grants is based solely by reference to the applicable provisions of the stock plans. Under BKFC’s current plan, approved by stockholders in 2007, the exercise price of a stock option is equal to the average of the highest and lowest selling price on NASDAQ on the date such stock option is granted, or if there were no sales on such date, then on the next prior business day on which there was a sale.

Stock Ownership Requirements

BKFC has not adopted formal stock ownership requirements for the Named Executive Officers and members of the Board of Directors. As a practical matter, the Named Executive Officers and directors hold significant interests of BKFC stock, which they have accumulated primarily through individual purchases and receipt of stock option awards.

BKFC’s Participation in the CPP

On February 13, 2009, BKFC issued and sold to the Treasury Department shares of Series A Preferred Stock and a warrant to purchase a certain amount of common stock. On December 22, 2010, BKFC repurchased $17 million of the outstanding $34 million of Series A Preferred Stock. As a result, $17 million of Series A Preferred Stock remain outstanding, as well as the warrant for 274,784 Shares originally issued to the Treasury Department. Accordingly, BKFC remains subject to restrictions applicable to CPP participants. As a CPP participant, during the TARP period, BKFC has an obligation under the EESA to comply with certain requirements regarding executive compensation, which were amended on February 17, 2009 by the ARRA. One such requirement concerning executive compensation is that the Compensation Committee must review senior executive officer incentive compensation with risk management personnel to determine whether those arrangements encourage “unnecessary or excessive risks” to BKFC. The term “senior executive officer” is defined as the Chief Executive Officer, Chief Financial Officer, and the three highest compensated employees other than the Chief Executive Officer and Chief Financial Officer. In June 2009, ARRA was amended such that the Compensation Committee is required to conduct an expanded, semi-annual review of all compensation plans of BKFC in relation to the risks facing BKFC. Further, such amendments include an expansion of individuals subject to the “claw-back” provisions, expanded prohibitions on golden parachute payments, and additional limits on performance-based compensation plans. The amendments also limit bonuses, retention awards and incentive compensation payments to executives.

To comply with these requirements, in March and December of 2010, the Compensation Committee conducted the required risk assessment reviews of the incentive compensation of its “senior executive officers” as determined under the terms of the CPP. The Compensation Committee will continue to conduct these reviews on an ongoing basis during the TARP period. Following such risk assessment review, the Compensation Committee concluded that the incentive compensation arrangements of BKFC and the Bank do not encourage senior executive officers to take unnecessary and excessive risks that threaten BKFC’s value.

The Compensation Committee will make changes to incentive compensation arrangements of BKFC and the Bank in the event it determines during its review that such changes are required to ensure that incentive compensation arrangements do not encourage these officers to take unnecessary or excessive risks. To date, no such changes have been required. Upon completion of each required review, the Compensation Committee will make those certifications required by the executive compensation provisions applicable to CPP. To the extent the ARRA modifies or expands the requirement for performing this risk assessment, the Compensation Committee will perform its risk assessments in compliance with such requirements.

Another CPP requirement is that all bonuses and other incentive compensation arrangements with any senior executive officer and the next 20 most highly-compensated employees must provide that during the TARP period, BKFC may recover (or “claw-back”) any payments that were based on materially inaccurate financial statements or any other materially inaccurate performance metrics used to award bonuses or incentive compensation. Additionally, BKFC is prohibited from making so-called “golden parachute” payments to Named Executive Officers and the next five most highly-compensated employees during the TARP period. BKFC and the Bank are complying with all TARP requirements including, but not limited to, those requirements discussed above.

Compensation for the Named Executive Officers in 2010

Chief Executive Officer Compensation. In determining Mr. Zapp’s compensation for fiscal 2010, the Compensation Committee focused on BKFC’s financial performance during the year, the number of initiatives begun, expanded or completed by BKFC and the Bank, competitive levels of compensation for CEOs managing operations of similar size, complexity and performance level, the importance of retaining a President and CEO with the strategic, financial and leadership skills to insure BKFC’s continued growth in the foreseeable future, and the challenging conditions facing the financial services sector at the present time and in the coming months. Under the bonus plan for Mr. Zapp, he was eligible to earn a bonus of 0% to 50% of his base salary based on BKFC’s achievement of the financial performance target based on diluted earnings per share, described above. However, as previously discussed, the Compensation Committee decided to award no bonuses to Named Executive Officers for the 2010 fiscal year. Additionally, no stock options have been awarded to Mr. Zapp since the commencement of BKFC’s participation in the CPP on February 13, 2009.

Treasurer Compensation. The base salary for Mr. Gerrety is also set by the Compensation Committee, based upon recommendations provided by the President and CEO, in a manner consistent with the base salary guidelines applied to the President and CEO. In general, the Compensation Committee considers the Bank’s financial performance, peer group financial performance and compensation survey data when making decisions regarding other executive officers’ compensation, including salary, bonus and awards under the 2007 Stock Option Plan. The Compensation Committee also considers the challenging conditions facing the financial services sector at the present time and in the coming months. Under the bonus plan for Mr. Gerrety, he was eligible to earn a bonus of 0% to 50% of his base salary based on BKFC’s achievement of the financial performance target based on diluted earnings per share, described above. However, as previously discussed, the Compensation Committee decided to award no bonuses to Named Executive Officers for the 2010 fiscal year. Additionally, no stock options have been awarded to Mr. Gerrety since the commencement of BKFC’s participation in the CPP on February 13, 2009.

CPP Considerations. The Compensation Committee’s decisions with respect to Mr. Zapp’s and Mr. Gerrety’s respective compensation reflect the significant issues existing for financial institutions in the current and anticipated economic environment, including mortgage defaults, decline in housing prices, other credit defaults, other bank failures, unemployment rates, and special factors for individual markets, such as the economy in northern Kentucky. BKFC executives have, for the most part, avoided the major mistakes of other financial institutions, but nonetheless must deal with the circumstances created by these other institutions.

The Compensation Committee will continue to review the Named Executive Officers’ compensation and consider any changes to the terms of existing compensation arrangements with such Named Executive Officers as it deems advisable to comply with the CPP compensation rules. The Compensation Committee may consider such additional changes to Named Executive Officers’ compensation as it deems advisable to accomplish the objectives of BKFC’s executive compensation program, which are described above.

Pursuant to Treasury Department regulations, both the short-term and long-term components of BKFC’s executive incentive compensation plans are subject to new claw-back and golden parachute restrictions. As a condition to BKFC’s participation in the CPP, all bonuses and other incentive compensation arrangements with the senior executive officers were required to be amended to provide that during the time the Treasury Department holds an equity position in BKFC, BKFC may recover (or “claw-back”) any payments that were based on materially inaccurate financial statements or any other materially inaccurate performance metrics used to award bonuses or incentive compensation. The claw-back requirement should act as a disincentive to any executive from manipulating financial statements or performance metrics in a way that would assure payment of a bonus award, increase a bonus, or increase the value of a stock option award. Exiting employment arrangements with the senior executive officers do not provide for golden parachute payments. For these purposes, a “golden parachute payment” is defined as any compensation payments to a senior executive officer due to: (1) involuntary termination of employment, including termination by BKFC with or without cause and voluntary termination by the executive for good reason, or (2) in connection with any bankruptcy filing, insolvency, or receivership of BKFC. BKFC currently has no arrangements that would result in any golden parachute payment.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by BKFC in 2010, 2009 and 2008 to BKFC’s Chief Executive Officer and its Treasurer and Assistant Secretary, whose total compensation exceeded $100,000 for fiscal year 2010 (the “Named Executive Officers”). BKFC’s executive officers are compensated by BKFC’s subsidiary, the Bank. Except for the Named Executive Officers, no executive officer of BKFC received more than $100,000 in total compensation payments from the Bank during the year ended December 31, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Robert W. Zapp(3)	2010	$375,166	$—	$—	$80,721	$21,089	$476,976
President and CEO	2009	360,166	—	18,300	53,803	20,737	453,006
	2008	345,450	—	39,920	103,272	20,590	509,232

Martin J. Gerrety(4)	2010	$167,431	$—	$—	$17,945	$4,280	$189,656
Treasurer and Assistant Secretary	2009	152,977	—	5,412	24,627	4,127	187,143
	2008	147,400	—	13,473	20,307	4,873	186,053

(1)	The amounts in Option Awards reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2010, in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement of Financial Accounting Standard No. 123(R) (Share-Based Payment)), of stock option awards and thus includes amounts from awards granted in and prior to 2010. Assumptions used in the calculation of this amount are included in Note 11 “Stock-Based Compensation” to BKFC’s audited financial statements for the year ended December 31, 2010, included in BKFC’s Annual Report on Form 10-K filed with the SEC on March 11, 2011.
(2)	The amounts specified in the “All Other Compensation” column for 2010 include the following:

Name	Perquisites & Other Personal Benefits(a) ($)	Bank Contributions to Profit Sharing Plan ($)	Bank Matching Contributions to 401(k) Plan ($)	Life Insurance Premiums ($)	Total All Other Compensation ($)
Robert W. Zapp	$10,290	$450	$5,772	$4,577	$21,089
Martin J. Gerrety	—	307	3,349	624	4,280

(a)	Other benefits for Mr. Zapp included $6,412 in country club dues and $3,878 for personal use of an automobile.
(3)	Salary includes deferral of $ 45,500 at the direction of Mr. Zapp pursuant to the Bank of Kentucky, Inc. Executive Deferred Contribution Plan.
(4)	Salary includes deferral of $ 7,500 at the direction of Mr. Gerrety pursuant to the Bank of Kentucky, Inc. Executive Deferred Contribution Plan.

Stock Option Plans

At the 1997 Annual Meeting of Stockholders of BKFC, the stockholders approved the 1997 Stock Option Plan, providing for the award of options to purchase up to 1,080,000 Shares. Options to purchase 372,060 Shares were outstanding as of December 31, 2010 under the 1997 Stock Option Plan. The outstanding options have exercise prices ranging from $19.10 to $30.05 and were granted to directors, officers and employees of BKFC and the Bank. In fiscal year 2010, options to purchase a total of 83,340 Shares were forfeited or expired and 0 Shares were acquired upon the exercise of options. All of the numbers of Shares contained in this paragraph are adjusted for stock dividends issued in 1997, 1998 and 1999. The 1997 Stock Option Plan expired on March 21, 2007.

On March 16, 2007, upon the recommendation of the Compensation Committee, the Board of Directors of BKFC adopted the 2007 Stock Option Plan, which was approved by BKFC stockholders at BKFC’s 2007 Annual

Meeting on April 20, 2007, replacing the 1997 Stock Option Plan. The 2007 Stock Option Plan provides that up to a maximum of 1,200,000 Shares of BKFC’s common stock (subject to certain adjustments such as stock splits, stock dividends or recapitalizations) are available for issuance thereunder. There were 151,670 options to purchase Shares outstanding as of December 31, 2010 under the 2007 Stock Option Plan. The outstanding options have exercise prices ranging from $19.00 to $25.80 and were granted to directors, officers and employees of BKFC and the Bank. In fiscal year 2010, options to purchase a total of 9,175 Shares were forfeited and 0 Shares were acquired upon the exercise of options. The material terms of both the 1997 Stock Option Plan and the 2007 Stock Option Plan are outlined below.

Material Terms of the Stock Option Plans

The material terms of both the 1997 Stock Option Plan and the 2007 Stock Option Plan (collectively, the “Plans”) are substantially similar and are therefore discussed together. Options granted under the Plans may have been either “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code, or “Non-qualified Stock Options.” The option exercise price for ISOs and Non-qualified Stock Options granted to employees may be determined by the Stock Option Committee at the time of the grant, but could not be less than 100% of the fair market value of the Shares on the date of the grant. The exercise price for options granted to non-employee directors and non-employee officers was the fair market value of the Shares on the date of the grant. No option will be exercisable after the expiration of ten years from the date of the grant. However, if an ISO was granted to a participant owning more than 10% of BKFC’s outstanding Shares at the time the ISO is granted, the exercise price of the ISO could not be less than 110% of the fair market value of the Shares on the date of the grant and the ISO shall not be exercisable after the expiration of five years from the date of the grant.

An option may not be transferred or assigned other than by will or in accordance with the laws of descent and distribution. If a participant is “terminated for cause,” as defined in the Plans, any option which has not been exercised shall terminate as of the date of such termination for cause.

BKFC received no monetary consideration for the granting of options under the Plans. Upon the exercise of options, BKFC will receive payment in cash or, if acceptable to the Stock Option Committee, Shares of BKFC or surrendered outstanding options. As of March 11, 2011, the market value of the Shares underlying the maximum number of options that could be awarded under the 2007 Stock Option Plan was $21,322,854, which is calculated by multiplying 1,041,155 (the maximum number of options that can be granted under the 2007 Stock Option Plan) by $20.48, the per share price of the most recent sale of shares of which management of BKFC is aware.

Outstanding Equity Awards at December 31, 2010

The following table provides information as of December 31, 2010 regarding BKFC’s option awards under the 1997 and 2007 Stock Option Plans. There were no other outstanding equity awards.

Option Awards

Name(1)	Number of Securities Underlying Unexercised Options(#) Exercisable(2)	Number of Securities Underlying Unexercised Options(#) Unexercisable(3)	Option Exercise Price ($)(4)	Option Expiration Date(5)
Robert W. Zapp
1/19/01	6,000	—	20.50	1/19/11
1/18/02	4,000	—	19.10	1/18/12
1/17/03(6)	10,000	—	29.20	1/17/13
2/20/04(7)	1,280	8,720	30.05	2/20/14
1/21/05(8)	—	10,000	26.45	1/21/15
1/20/06(9)	6,000	4,000	25.00	1/20/16
1/19/07(10)	6,200	3,800	26.25	1/19/17
1/18/08(11)	3,560	4,440	22.51	1/18/18
1/19/09(12)	1,240	4,760	20.98	1/16/19

Martin J. Gerrety
1/17/03(13)	500	—	29.20	1/17/13
2/20/04(13)	3,000	—	30.05	2/20/14
1/21/05(13)	3,000	—	26.45	1/21/15
1/20/06(13)	2,400	600	25.00	1/20/16
1/19/07(13)	1,800	1,200	26.25	1/19/17
1/18/08(14)	1,080	1,620	22.51	1/18/18
1/16/09(14)	440	1,760	20.98	1/16/19

(1)	The grant date of each award is noted below the name of each Named Executive Officer.
(2)	Shows the number of Shares underlying vested (exercisable) but not exercised stock options at the fiscal year ended December 31, 2010.
(3)	Shows the number of Shares underlying unexercised options that are unexercisable because they had not vested at the end of the fiscal year.
(4)	Shows the exercise price to be paid by the Named Executive Officer in order to acquire the shares subject to the option.
(5)	Shows the date that each option expires, if not previously exercised. Under the 1997 Stock Option Plan, the option expiration date is accelerated for officers whose employment is terminated upon death or disability of the Named Executive Officer.
(6)	Granted pursuant to the 1997 Stock Option Plan and vest as follows: 150 shares on 1/17/07; 3,400 shares on 1/17/08; 3,400 shares on 1/17/09 and 3,050 shares on 1/17/10.
(7)	Granted pursuant to the 1997 Stock Option Plan and vest as follows: 950 shares on 2/20/07; 330 shares on 2/20/10; 3,325 shares on 2/20/11; 3,325 shares on 2/20/12; and 2,070 shares on 2/20/05.
(8)	Granted pursuant to the 1997 Stock Option Plan and vest as follows: 1,420 shares on 1/21/13; 3,780 shares on 1/21/14; 4,800 shares on 1/1/15.
(9)	Granted pursuant to the 1997 Stock Option Plan and vest as follows: 6,000 shares on 1/20/06; 4,000 shares on 1/1/16.
(10)	Granted pursuant to the 1997 Stock Option Plan and vest as follows: 6,200 shares on 1/19/07; 3,800 shares on 1/1/17.
(11)	Granted pursuant to the 2007 Stock Option Plan and vest as follows: 3,560 shares on 1/18/08; 4,440 shares on 1/1/18.
(12)	Granted pursuant to the 2007 Stock Option Plan and vest as follows: 1,240 shares on 1/16/09; 4,760 shares on 1/1/19.
(13)	Granted pursuant to the 1997 Stock Option Plan and vest in five equal annual installments, beginning on the anniversary of the date of grant.
(14)	Granted pursuant to the 2007 Stock Option Plan and vest in five equal annual installments, beginning on the anniversary of the date of grant.

Pension Benefits

The following table presents an estimation of the present value of the benefits payable under The Bank of Kentucky, Inc. Executive Private Pension Plan (the “Pension Plan”) in which an executive officer named in the Summary Compensation Table participates along with his applicable years of service.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Robert W. Zapp	Executive Private Pension Plan	13	550,096	—
Martin J. Gerrety	Executive Private Pension Plan	7	98,935	—

(1)	The calculation of present value of accumulated benefit assumes a discount rate of 5.50% until age 65. It further assumes that the executive officer will receive the present value of his retirement benefit at age 65 in the form of a lump sum payment in accordance with Financial Standards Accounting Board (FASB) Accounting Standards Codification (ASC), Topic 470 (formerly, FASB Statement of Financial Accounting Standard No. 87).

The Private Pension Plan provides a member of a select group of management or highly compensated employees with a retirement benefit. The Pension Plan is a defined benefit pension plan within the meaning of Section 414(j) of the Code. The Pension Plan currently has 17 active participants, including Messrs. Zapp and Gerrety. The Pension Plan provides participants with a plan benefit which equals up to 30% of the participant’s “final average compensation” when the Pension Plan benefit is not combined with the participant’s pension plan benefit and age 65 social security benefit. For purposes of the Pension Plan, the term “final average compensation” is defined to mean the annual “adjusted compensation” (as defined in the Pension Plan) of a participant averaged over the five consecutive plan years from the date of participation which produces the highest annual average, provided that if the participant has less than five consecutive plan years of service, final average compensation will be based on adjusted compensation for those years of service from the date of employment to the date of termination. The term “adjusted compensation” means the total compensation paid or accrued (including any accrual under the Defined Contribution Plan) to the participant for services rendered to the Bank as an employee as reflected on IRS Form W-2, increased by salary reductions under a Section 401(k) plan or Section 125 plan. However, amounts attributable, for example, to exercise of stock options, noncash remuneration, moving expenses, relocation bonuses, fringe benefits, lump sum severance payments, or any funds paid following termination or retirement from the Bank are excluded from the Pension Plan’s definition of adjusted compensation. The benefits under the Pension Plan shall be paid in the form of an immediate 15-year term annuity. Any other form of benefit payment is permissible only upon satisfying the rules relating to changes in the time and form of distributions contained in Section 409A(a)(4)(C) of the Code and Treasury Regulations promulgated thereunder.

If a participant is terminated before death or age 65 with five “years of service” (as defined in the Pension Plan), he shall be eligible for a deferred retirement pension and the payment of a deferred pension benefit commences when the participant reaches 65 years of age. A participant meeting the eligibility requirements and not requesting an early retirement benefit under the Pension Plan shall receive deferred pension benefits in accordance with the following vested percentages:

•	50% of “accrued benefit” (as defined in the Pension Plan) with five but less than six years of service;

•	60% of “accrued benefit” with six but less than seven years of service;

•	70% of “accrued benefit” with seven but less than eight years of service;

•	80% of “accrued benefit” with eight but less than nine years of service;

•	90% of “accrued benefit” with nine but less than 10 years of service; and

•	100% of “accrued benefit” with 10 or more years of service.

Nonqualified Deferred Compensation

The following table shows the deferred compensation activity for the executives named in the Summary Compensation Table under the Bank of Kentucky, Inc. Executive Deferred Contribution Plan (the “Contribution Plan”). All executive nonqualified contributions to the Contribution Plan are also included in current year compensation presented in the Summary Compensation Table.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)
Robert W. Zapp	45,500	—	41,885	—	291,242
Martin J. Gerrety	7,500	—	2,891	—	32,611

(1)	Executive contributions to the Bank of Kentucky, Inc. Executive Deferred Contribution Plan include salary deferred in 2010 at the direction of the executive officer. No aggregate earnings as reported above were reported as compensation in the Summary Compensation table because such amounts do not represent above-market or preferential earnings on compensation. Decline in market returns resulted in negative earnings.
(2)	Represents deferrals of cash compensation from prior years that were reported in the Summary Compensation Table in our proxy statement for the relevant years.

BKFC offers members of a select group of management or highly compensated employees the opportunity to defer all or a portion of their annual compensation into a deferred compensation account which is deemed to be invested among such categories of investments as may be made available under the Contribution Plan, with the participant’s account being credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments. Participation in the Contribution Plan is voluntary. BKFC does not provide a matching contribution under the Contribution Plan. The Contribution Plan currently maintains 11 active participants, including Messrs. Zapp and Gerrety. Participant deferred amounts, along with all earnings, gains and losses thereon, are always 100% vested.

Distribution of vested benefits commences 60 days after the closing of the plan year in which a participant retires or is terminated and shall be paid in substantially equal installments over 15 years. Any other form of benefit payment is permissible only upon satisfying the rules relating to changes in the time and form of distributions contained in Section 409A(a)(4)(C) of the Code and Treasury Regulations promulgated thereunder.

In addition, distributions may be made only for purposes described in 26 C.F.R. Section 1.409A-3(i)(3), which establishes standards deemed to satisfy the unforeseeable emergency condition for distribution of benefits from non-qualified deferred compensation arrangements.

DIRECTOR COMPENSATION

The following table sets forth compensation information on each of the non-employee directors of BKFC and includes their services as directors of the Bank. Directors who are also compensated as employees receive no additional compensation for their services as a director.

Name(2)	Fees Earned or Paid in Cash ($)(1)	Total ($)
Charles M. Berger	13,000	13,000
John S. Cain	6,000	6,000
Rodney S. Cain	13,000	13,000
Harry J. Humpert	13,000	13,000
Barry G. Kienzle	13,000	13,000
John E. Miracle	13,000	13,000
Mary Sue Rudicill	13,000	13,000
Ruth M. Seligman-Doering	13,000	13,000
Herbert H. Works	13,000	13,000

(1)	Based on $1,000 per month from January through December of 2010, and a $1,000 honorarium paid in December of 2010.
(2)	Charles M. Berger, John S. Cain, Rodney S. Cain, Harry J. Humpert, Barry G. Kienzle, John E. Miracle, Mary Sue Rudicill, Ruth. Seligman-Doering and Herbert H. Works were the non-employee directors of BKFC on December 31, 2010.

Director Compensation. The entire Board of Directors annually reviews and decides compensation for BKFC’s non-employee directors. No fees are paid to directors who are also employees. As a starting point for its review, the entire Board uses the peer group compensation data prepared by management. BKFC seeks to establish Board compensation that is near the median for the peer group.

Each non-employee member of the Board of Directors received $13,000, except John S. Cain, for serving on the Bank Board of Directors during 2010. John S. Cain began serving on the Bank Board of Directors in August of 2010 and received $6,000 in 2010 for these services. BKFC maintains a stock option plan (the 1997 Stock Option Plan expired on March 21, 2007, and was replaced with the 2007 Stock Option Plan) which benefits BKFC’s directors. See the description of the stock option plans above. In 2010, no options were awarded to non-employee directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE AND EMPLOYEE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on its review and discussions with management, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. See “Compensation Discussion and Analysis.”

Under the provisions of the CPP, BKFC must comply with certain requirements regarding executive compensation throughout the time the Treasury Department holds an interest in BKFC’s shares.

One such requirement is that the Compensation Committee must review every six months senior executive officer and employee incentive compensation to ensure that those arrangements do not encourage “unnecessary or excessive risks” that threaten the value of BKFC, that employee compensation plans do not encourage the manipulation of reported earnings to enhance the compensation of any employee, and to discuss and review the relationship between BKFC’s risk management policy and practices and the senior executive officer incentive compensation arrangements. These risk assessments and reviews for any fiscal year must be provided in the Compensation Committee’s Report for any disclosure pertaining to any fiscal year in which BKFC participates in the CPP. The term “senior executive officer” is defined as the Chief Executive Officer, Chief Financial Officer, and the three most highly compensated employees other than the Chief Executive Officer and Chief Financial Officer.

The Compensation Committee has concluded that:

•

The risks to which BKFC is subject can be categorized as credit risk, interest rate risk, price risk, liquidity risk, transaction risk, compliance risk, strategic risk and reputation risk, with the most significant risks identified as credit quality risk and interest rate risk.

•	Base salaries are a sufficient percentage of total compensation to discourage unnecessary or excessive risk taking by senior executive officers and other employees.

•

The annual cash incentive program for senior executive officers and employees does not encourage unnecessary or excessive risk, as the incentive can be reduced or withheld if the Compensation Committee determines an executive has caused BKFC to incur such risk.

•

Stock options awarded by BKFC do not encourage unnecessary or excessive risk because they are vested over a period of time that focuses the senior executive officer or employee on BKFC’s long-term interests. Further, no stock options have been awarded to any senior executive officer since the commencement of BKFC’s participation in the CPP on February 13, 2009.

•

Anticipated holdings by BKFC senior executive officers or employees of significant amounts of BKFC’s shares through their employment, and historically well into retirement, provide considerable incentive for them to consider BKFC’s long-term interests while still employed.

The Compensation Committee has concluded that the overall compensation structure for senior executive officers and employees does not encourage unnecessary or excessive risk taking by such individuals. While the variable elements of compensation are, on the one hand, a sufficient percentage of overall compensation to motivate senior executive officers and employees to produce superior results, the fixed element on the other hand, is also a sufficiently high percentage of overall compensation that the Compensation Committee does not feel that unnecessary or excessive risk taking is encouraged by the variable elements.

The Compensation Committee has also concluded that the short-term component of BKFC’s executive incentive compensation plan (annual cash incentive) does not encourage unnecessary or excessive risks to BKFC. The Compensation Committee will subjectively determine the incentive based on its evaluation of the President and CEO’s performance, and the President and CEO will subjectively determine the incentive based on its evaluation of the Treasurer’s performance, subject to final approval by the Compensation Committee. Ultimately, the Board of Directors approves the annual cash incentive for the President and CEO and for the Treasurer and Assistant Secretary. The President and CEO will subjectively determine the incentive based on his evaluation of other employees’ respective performances. Such determinations will be based upon, in part, considerations pertaining to whether the senior executive officer or other employee caused BKFC to incur unnecessary or excessive risk.

The Compensation Committee also notes that a short-term component similar to the current one (but tied in its entirety to a corporate financial goal) has been in place for many years, and there is no evidence it has encouraged unnecessary or excessive risk taking. For example, BKFC’s bonus plans have not encouraged senior executive officers or other employees to assume excessive or unnecessary credit risk, such as by entering the sub-prime lending business, syndications, or derivative transactions, and they declined to do so despite the potential for higher short-term profits that might result from such business activities.

The Compensation Committee has also concluded that the long-term component of BKFC’s executive incentive compensation plan consisting of stock option awards does not encourage unnecessary or excessive risks to BKFC. In the Compensation Committee’s view, an unearned and unvested stock or stock option award should be outstanding for each senior executive officer at all times to serve as an incentive to remain with BKFC and to focus the senior executive officer on all elements of BKFC’s performance that influence long-term share price appreciation, including losses attributable to the most significant risks facing BKFC. Longer vesting requirements for the stock option awards encourage senior executive officers to avoid short-term actions that are to BKFC’s long-term detriment. The foregoing principles are also applicable to other employees that participate in BKFC’s incentive compensation plan. In the opinion of the Compensation Committee, the absence of a corporate financial goal as a vesting requirement further assures that the long-term incentive does not encourage unnecessary or excessive risk.

The Compensation Committee considered several other factors that will tend to discourage unnecessary or excessive risk taking by senior executive officers and other employees. Historically, BKFC executives have continued to hold a significant amount of BKFC stock well past retirement, and the Compensation Committee anticipates this will continue for current executives who are approaching retirement age. These substantial holdings by Company executives of BKFC’s shares, both before and after they retire, subject them to the possibility of significant market penalties in the event they make decisions that benefit BKFC in the short-term but ultimately prove detrimental to BKFC’s long-term interests. The Compensation Committee does not believe it is necessary to impose a minimum stock ownership or holding period requirement due to these significant holdings by BKFC’s executives.

Pursuant to Treasury Department regulations, both the short-term and long-term components of BKFC’s executive incentive compensation plans for senior executive officers are subject to new claw-back and golden parachute restrictions. As a condition to BKFC’s participation in the CPP, all bonuses and other incentive compensation arrangements with the senior executive officers provide that during the time the Treasury Department holds an equity position in BKFC, BKFC may recover (or “claw-back”) any payments that were based on materially inaccurate financial statements or any other materially inaccurate performance metrics used to award bonuses or incentive compensation. The claw-back requirement should act as a disincentive to any senior executive officer from manipulating financial statements or performance metrics in a way that would assure payment of a bonus award, increase a bonus, or increase the value of a stock option award. There are no employment-related agreements with the senior executive officers that permit golden parachute payments during the period the Treasury

Department holds an equity position in BKFC. For these purposes, a “golden parachute payment” is defined as any compensation payments to a senior executive officer due to: (1) involuntary termination of employment, including termination by BKFC with or without cause and voluntary termination by the executive for good reason, or (2) in connection with any bankruptcy filing, insolvency, or receivership of BKFC. Limits on golden parachute payments in the event of involuntary termination of employment likewise deter any behavior not in BKFC’s best interests. BKFC has no employment arrangement with any senior executive officer or other employee that provides for a golden parachute payment.

Certification

The Compensation Committee of the Corporation has conducted a risk assessment review of the incentive compensation of its “senior executive officers,” as well as the incentive compensation plans for its employees, generally, as required by the EESA. Accordingly, the Compensation Committee hereby certifies that:

(1)	The Compensation Committee has reviewed with senior risk officers the senior executive officer compensation plans and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of BKFC;

(2)	The Compensation Committee has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to BKFC;

(3)	The Compensation Committee has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of BKFC to enhance the compensation of any employee.

This certification and the narrative above are being provided in accordance with the requirement of the Interim Final Rule of the United States Treasury, TARP Standards for Compensation and Corporate Governance, issued June 15, 2009.

John E. Miracle

Mary Sue Rudicill

Herbert H. Works

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by BKFC to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations. Under this exemption, the Bank has extended loans to certain of its and BKFC’s directors and executive officers, their affiliates and members of their families. In accordance with the federal banking regulations, all such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons and did not present more than the normal risk of collectibility or other unfavorable features. The Bank is therefore prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public.

The Bank has an existing lending relationship with both Mr. John Cain and Wiseway Supply established in the ordinary course of business, on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons, which does not present more than the normal risk of collectability or other unfavorable term.

Mr. John Cain is a member of Cain Capital, LLC; Double Bogey, LLC, Wards Corner, LLC, and Fireside Investments, LLC, all of which have mortgages and/or letters of credit with the Bank of Kentucky totaling about $4.55 million, such arrangements having been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with other persons, which does not present more than the normal risk of collectability or other unfavorable term.

Neither BKFC nor the Bank has formally established policies or procedures that relate to reviewing, approving or otherwise ratifying related person transactions, other than complying with all applicable laws and regulations that pertain to related person transactions for banks.

Leases. The Bank has a lease agreement for office premises located at 1065 Burlington Pike with The R.C. Durr Foundation, Inc., Mr. Rodney Cain, and Mr. Rodney Cain’s sons, John S. Cain, Rodney C. Cain and David Alfred Cain, each of whom is a lessor under the lease agreement. The annual rental expense under this lease was $210,713 for the year ended December 31, 2010 and $210,713, $210,713 and $210,713 for each of the years ended December 31, 2009, 2008 and 2007, respectively. Mr. John Cain’s interest in such rental expense for 2010 was $23,412. The lease had an initial term of 15 years which expired in 2006 and may, at the option of the Bank, be renewed for three successive five-year periods. The Bank is currently in the first five-year renewal period.

The Bank has a lease agreement for office premises located on Kentucky Highway 18 in Boone County, Kentucky, with William R. Rudicill, the spouse of Ms. Rudicill. The annual rental expense under this lease was $13,065 for the year ended December 31, 2010, $13,065 for the year ended December 31, 2009, $13,065 for the year ended December 31, 2008 and $12,396 for the year ended December 31, 2007. The lease had an initial term of 15 years expiring in 2007 and may, at the option of the Bank, be renewed for three successive five-year periods. The Bank has opted to renew this lease.

The Bank has a lease agreement for office premises located on Houston Road in Boone County, Kentucky, with Dr. Miracle, Geraldine G. Miracle, Jennifer A. Meyer, Maria A. Meyer, Leila L. Meyer, Herbert E. Works, Mark T. Wilson, Nicolette Wilson, Bryson E. Wilson and Josephina Wilson, each of whom is a lessor under the lease agreement. Geraldine Miracle is Dr. Miracle’s spouse. Jennifer Meyer, Maria Meyer and Leila Meyer are daughters-in-law of David E. Meyer, who resigned from the Board of Directors effective January 31, 2007. Herbert E. Works is the son of Mr. Works. Mark Wilson, Nicolette Wilson, Bryson Wilson and Josephina Wilson were related to Mr. Works through his former wife. The rental expense under this lease was $95,507 for the year ended December 31, 2010. The annual rental expense under this lease was $90,609 for the year ended December 31, 2009 and $88,160 for each of the years ended December 31, 2008 and 2007. The lease had an initial term of 15 years which expired in 2009 and was renewed by the Bank for an additional five-year period; the Bank, at its option, may renew for two additional five-year periods.

The Bank has a lease agreement for office premises located on U.S. 42 in Boone County, Kentucky, with Burnett Management Company, LLC, of which Mr. Humpert and Mr. William E. Snyder, a former director of BKFC who resigned effective as of April 19, 2002, are members. The annual rental expense under this lease was $107,394 for the year ended December 31, 2010, $107,394 for the year ended December 31, 2009, $104,413 for the year ended December 31, 2008 and $99,190 for the year ended December 31, 2007. The lease was effective in May 1998 with an initial term of 15 years and may, at the option of the Bank, be renewed for three successive five-year periods.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, BKFC’s directors and executive officers and persons holding more than ten percent of the outstanding Shares are required to report their ownership of Shares and changes in such ownership to the SEC and BKFC. Based solely on its review of the copies of such reports, BKFC believes that, for the year ended December 31, 2010, all Section 16(a) filing requirements applicable to BKFC’s officers, directors and greater than ten percent stockholders were complied with on a timely basis, except that our director Barry G. Kienzle filed two late reports relating to transactions involving the acquisition of shares pursuant to a broker-administered dividend reinvestment plan.

PROPOSALS OF SECURITY HOLDERS

Any proposals of stockholders intended to be included in BKFC’s proxy statement and proxy card for the 2012 Annual Meeting of Stockholders (other than nominations for directors, which is explained herein at “Meetings and Committees of the Board of Directors”), should be sent to BKFC by certified mail and must be received by BKFC not later than November 30, 2011. In addition, if a stockholder intends to present a proposal at the 2012 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 16, 2012, then the proxies designated by the Board of Directors of BKFC for the 2012 Annual Meeting of Stockholders may vote in their discretion on any such proposal any Shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

BOARD POLICIES REGARDING COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND

ATTENDANCE AT ANNUAL MEETINGS

The BKFC Board of Directors maintains an informal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the BKFC Board of Directors should send any communication to the President of BKFC. Any such communication must state the number of Shares beneficially owned by the stockholder making the communication. The President of BKFC will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the BKFC President has the authority to discard the communication or take appropriate legal action regarding the communication.

BKFC does not have a policy regarding Board member attendance at annual meetings of stockholders. All BKFC directors then serving attended the 2010 Annual Meeting of Stockholders.

OTHER MATTERS

Management knows of no other business that may be brought before the Annual Meeting, including matters incident to the conduct of the Annual Meeting. It is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment on any other matters that may be brought before the Annual Meeting.

A copy of BKFC’s Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2010, as filed with the SEC, will be furnished without charge to persons who were stockholders as of the close of business on March 4, 2011 upon written request to the President, The Bank of Kentucky Financial Corporation, 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017.

It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, you are urged to fill in, sign and return the proxy in the enclosed self-addressed envelope.

By Order of the Board of Directors

Herbert H. Works, Secretary

Crestview Hills, Kentucky

March 18, 2011

The Bank of Kentucky Financial Corporation

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 3.

1. Election of Directors: For a term expiring in 2012.	01 - Charles M. Berger	02 - Rodney S. Cain	03 - John S. Cain	+
	04 - Harry J. Humpert	05 - Barry G. Kienzle	06 - John E. Miracle
	07 - Mary Sue Rudicill	08 - Ruth M. Seligman-Doering	09 - Herbert H. Works
10 - Robert W. Zapp

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
		01	02	03	04	05	06	07	08	09	10

☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	The ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for BKFC for the year ended December 31, 2011.	☐	☐	☐	3.	The approval of a non-binding, advisory proposal on the compensation of BKFC’s executive officers.	☐	☐	☐

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

B   Non-Voting Items

Change of Address — Please print new address below.

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one holder’s signature is required.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — The Bank of Kentucky Financial Corporation

ANNUAL MEETING OF STOCKHOLDERS

APRIL 21, 2011

The undersigned hereby appoints Barry G. Kienzle, Herbert H. Works and Robert W. Zapp, or any of them, with full powers of substitution and resubstitution, to act as proxy or proxies for the undersigned to vote all shares of common stock of The Bank of Kentucky Financial Corporation (“BKFC”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 21, 2011, at 5:00 p.m., Eastern Daylight Savings Time, at the Bank of Kentucky Operations Center, 7900 Tanners Gate Lane, Florence, Kentucky 41042, and at any and all adjournments thereof (the “Meeting”), as directed on the reverse side of this card.

The Board of Directors recommends a vote “FOR” Proposal I: the election of the directors nominated; “FOR” Proposal II: the ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for BKFC for the current fiscal year; and “FOR” Proposal III: the approval of a non-binding, advisory proposal relating to the compensation of BKFC’s executive officers.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS CARD, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED AND FOR PROPOSALS II AND III. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BKFC.

This Proxy shall be deemed terminated and of no further force and effect if the undersigned attends and votes in person at the Meeting or gives written notice of revocation or submits a later-dated proxy received by BKFC before the Meeting.

(PLEASE VOTE AND SIGN ON REVERSE SIDE.)